                                                                    Exhibit 99.1


From:    Peter Thonis, 203/965-3326 (After 6 p.m. 800-759-8888, PIN 113-1814)
         e-mail: peter.thonis@hq.gte.com
         Sharon Cohen-Hagar, 203/965-3188 (After 6 p.m. 203/849-8728)
         e-mail: sharon.cohen-hagar@hq.gte.com


         April 14, 1998


                 GTE Generates 11% Consolidated Revenue Growth
                 ---------------------------------------------
and 10% Core EPS Growth in First Quarter, Before Previously Announced Charge
----------------------------------------------------------------------------

STAMFORD, Conn. - GTE Corp. today announced its first quarter, 1998 financial results by reporting a record consolidated revenue growth of 11 percent and earnings per share (EPS) growth of 10 percent from core operations, continuing its double digit core EPS growth for the eleventh consecutive quarter.

         During the quarter, consolidated revenues and sales increased to $5.88 billion, compared to $5.28 billion in the first quarter of 1997. Earnings per share from core operations increased during the quarter to 76 cents on net income of $733 million, as compared to 69 cents per share or $665 million reported for the same period last year. Including the effects of the previously announced after-tax, non-recurring charges of $802 million (83 cents per share) and GTE's data initiatives (11 cents per share), a consolidated net loss of $178 million or 18 cents per share was reported.

         GTE Chairman and CEO Charles R. Lee said, "GTE continues to enjoy strong revenue growth throughout our operations as we invest in high-growth opportunities that improve our competitive position. In fact, our first quarter consolidated revenue growth is the highest percent improvement ever recorded by GTE. We are successfully implementing our strategy to transform GTE into a growing, market leading provider of telecommunications services and are on track to achieve our financial objectives in 1998 and beyond."

                                                                        - more -

GTE - 2

   "We continue to be pleased with the progress we are making in our data and our national sales, service and marketing initiatives," Mr. Lee added. "In just the first quarter, revenue from our data initiatives grew 22 percent from the fourth quarter of 1997, and we expect to see strong growth in the future as we roll out new services such as high-speed (ADSL) Internet access. Further, we now have launched our national sales, service and marketing operations in four states with plans to be in several more in 1998. At the same time, we are carefully reviewing every opportunity to improve our competitive position by adding new capabilities. In this dynamic and highly competitive industry, we must remain flexible, with an ongoing focus on profitable growth and managing costs."

                             CONSOLIDATED RESULTS
                             ---------------------
   GTE's consolidated revenues grew 11 percent to $5.88 billion in the quarter, as compared to an increase of 7 percent in the first quarter of 1997. Major contributors to this quarter's revenue growth include:

 .   Domestic access line growth of over 1.6 million, or 8 percent, including
    5 percent growth in switched lines;

 .   Domestic access minutes of use growth of 2.7 billion, or 14 percent;

 .   Revenue growth of 25 percent in new and enhanced services, including
    Caller ID, Call Waiting and voice messaging;

 .   1.97 million new domestic customers added over the last 12 months for the following services:

        - Long distance... 1,002,000, surpassing the two million customer milestone

        -   Wireless... 535,000

        -   Dial-up Internet access... 318,000

        -   Video and competitive services... 110,000


   These volume improvements more than offset the expected continuing revenue erosion in the local toll calling markets (intraLATA) due to competition as well as price reductions GTE has implemented in those markets.
                                                                        - more -

GTE - 3

   Consolidated operating income, excluding the pre-tax special charge of $755 million, was flat compared with the previous year. Even as GTE continued to make critical investments consistent with its ongoing transformation to a growth company, core operating income, which excludes both the pre-tax special charge and the data initiatives, reached $1.49 billion in the first quarter, resulting in 11 percent growth compared to $1.35 billion or an 8 percent increase in the year-ago quarter. Investments include the cost of expanded distribution channels in and out of franchise areas, the development of new products and services, and customer acquisition and start-up costs in the long distance, digital wireless and video markets. Without these opportunity investments, core operating income growth would have exceeded 15 percent.

                              DOMESTIC OPERATIONS
                              -------------------

   Revenues from domestic network services, including both GTE's wireline and wireless operations, increased $228 million for the quarter to $3.8 billion. Contributing to wireline growth was a 10 percent increase in business lines and an 11 percent increase in second lines. Revenue from new services such as CentraNet(R), vertical services, voice mail, CyberPOP and other enhanced offerings increased $88 million or 25 percent. Additional wireline revenue from start-up opportunity investments added almost $100 million over the year-ago quarter with the long distance business generating growth of 168 percent or an increase of $76 million and the video service offering adding $7 million over the year-ago quarter.

   Domestic wireless service revenues were $650 million, an increase of $33 million, or 5 percent. Consistent with industry trends, the impact of the 13 percent increase in subscribers in the wireless business was partially offset by competitive price reductions, resulting in a $1 reduction in revenue per subscriber per month from the fourth quarter of 1997. GTE helped to counter the impact of these competitive price reductions by reducing certain operating and acquisition costs. These actions improved operating cash flow margins from 35 percent to 42 percent this quarter while positioning the business to compete at lower levels of revenue per customer.

                                                                        - more -

GTE - 4

   Data initiatives generated revenues of $172 million, contributing to the overall growth of GTE's National Operations. Important milestones included the number of dial-up customers exceeding the 400,000 mark, as well as significant expansion of GTE's new national, high-speed broadband network with the deployment of more than 2,000 miles of fiber infrastructure completed by the end of the first quarter. In the business market, GTE introduced two new product offerings: the Reach Enterprise suite of applications providing secure e-commerce and customer self-service, and the cost-saving IP FAX product.

                              INTERNATIONAL GROWTH
                              --------------------

   International operations achieved revenue growth of $103 million, or 16 percent, contributing $767 million for the first quarter of 1998. This growth was fueled by local price increases in the Canadian and Dominican operations, wireless customer growth of 33 percent and access line growth of 5 percent, as well as $50 million associated with new long-distance revenue settlement arrangements in one of GTE's Canadian operations. Normalized revenue growth, excluding these settlement arrangements, would have been 8 percent. The net income, excluding special and extraordinary charges for the current quarter from all international operations including affiliates, was $85 million, 15 percent higher than the year-ago quarter, reflecting strong growth in the Canadian and Dominican Republic operations as well as in CTI, a GTE affiliate in Argentina. During the first quarter, the Taiwan nationwide PCS joint venture, in which GTE holds a 12 percent interest, began commercial operations attracting nearly 400,000 customers.

                                   ABOUT GTE
                                   ---------

   With 1997 revenues of more than $23 billion, GTE is one of the world's largest telecommunications companies and a leading provider of integrated telecommunications services. In the United States, GTE provides local service in 28 states and wireless service in 17 states; nationwide long-distance service and internetworking services ranging from dial-up Internet access for residential and small business consumers to Web-based applications for Fortune 500 companies; as well as video service in selected markets.

   Outside the United States, the company serves over 7 million telecommunications customers. In addition, GTE is also a leader in government and defense communications systems and equipment, directories and telecommunications-based information services, and aircraft-passenger telecommunications.
                                      ###

35(98)

                       GTE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)



                                              First Quarter
                                            ----------------      %
                                              1998     1997    Change
                                            --------  -------  -------
REVENUES AND SALES (a)
  Local services                             $1,730    $1,605     7.8
  Network access services                     1,326     1,152    15.1
  Toll services                                 591       643    (8.1)
  Wireless services                             718       677     6.1
  Directory services                            195       186     4.8
  Other services and sales                    1,325     1,018    30.2
                                             ------    ------   -----
    Total revenues and sales                  5,885     5,281    11.4
                                             ------    ------   -----

OPERATING COSTS AND EXPENSES
  Cost of services and sales                  2,498     1,952    28.0
  Selling, general & administrative           1,071     1,027     4.3
  Depreciation and amortization                 969       956     1.4
  Special charges (b)                           755         -       -
                                             ------    ------   -----
    Total costs and expenses                  5,293     3,935    34.5
                                             ------    ------   -----
OPERATING INCOME                                592     1,346   (56.0)
                                             ------    ------   -----

OTHER (INCOME) EXPENSE
  Interest - net                                289       275     5.1
  Other - net                                    23        20    15.0
                                             ------    ------   -----
Income before income taxes                      280     1,051   (73.4)
  Income taxes                                  138       386   (64.2)
                                             ------    ------   -----
INCOME BEFORE EXTRAORDINARY CHARGES             142       665   (78.6)
  Extraordinary charges (c)                    (320)        -       -
                                             ------    ------   -----
NET INCOME (LOSS) (d)                        $ (178)   $  665       -
                                             ======    ======   =====

BASIC EARNINGS (LOSS) PER COMMON SHARE
  Before extraordinary charges               $  .15    $  .69   (78.3)
  Extraordinary charges (c)                    (.33)        -       -
                                             ------    ------   -----
NET INCOME (LOSS) (d)                        $ (.18)   $  .69       -
                                             ======    ======   =====
DILUTED EARNINGS (LOSS) PER COMMON SHARE
  Before extraordinary charges               $  .15    $  .69   (78.3)
  Extraordinary charges                        (.33)        -       -
                                             ------    ------   -----
NET INCOME (LOSS)                            $ (.18)   $  .69       -
                                             ======    ======   =====

AVERAGE COMMON SHARES OUTSTANDING
  Basic                                         959       960     (.1)
  Diluted                                       968       964      .4

------------------------
See accompanying Notes to Consolidated Statements of Income.

            GTE CORPORATION AND SUBSIDIARIES
          NOTES TO CONSOLIDATED STATEMENTS OF INCOME

(a) Prior period amounts have been restated to conform to the 1998 presentation.

(b) Special charges reflect a pretax charge of $755 million ($482 million after-tax) related to cost reductions, the write-down of HFC test market technologies in the video business, a reserve for the disposition of Airfone assets, and other items.

(c) The Canadian regulatory commission has issued a series of rulings culminating in a final ruling in March 1998 which opens the Canadian telecommunications market to full competition, making the continued use of regulated accounting principles inappropriate for GTE's Canadian operations. This change resulted in a noncash extraordinary charge totaling $300 million after-tax. In addition, GTE has called $800 million in high-coupon debt and preferred stock, resulting in a one-time charge of $20 million.

(d) Costs associated with the new data initiatives reduced net income by $109 million, or $.11 per share. Excluding these costs and the costs associated with the special charges and extraordinary charges described above, net income would have grown 10.2%, while earnings per share would have grown 10.1%.

                       GTE CORPORATION AND SUBSIDIARIES
                      RESULTS ADJUSTED FOR SPECIAL ITEMS
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)


                                                     First Quarter
                                                 --------------------     %
                                                   1998       1997     Change
                                                 ---------  ---------  ------

REVENUES:
---------
  As reported                                    $  5,885   $  5,281    11.4
    Data initiatives                                  172          -       -
                                                 --------   --------   -----
  Core operations                                $  5,713   $  5,281     8.2
                                                 ========   ========   =====

OPERATING INCOME (LOSS):
------------------------
  As reported                                    $    592   $  1,346   (56.0)
    Data initiatives                                 (142)         -       -
    Special charges                                  (755)         -       -
                                                 --------   --------   -----
 Core operations                                 $  1,489   $  1,346    10.6
                                                 ========   ========   =====

NET INCOME (LOSS):
------------------
  As reported                                    $   (178)  $    665       -
    Extraordinary charges                            (320)         -       -
                                                 --------   --------   -----
  Income before extraordinary charges                 142        665   (78.6)
                                                 --------   --------   -----
    Data initiatives                                 (109)         -       -
    Special charges                                  (482)         -       -
                                                 --------   --------   -----
 Core operations                                 $    733   $    665    10.2
                                                 ========   ========   =====

BASIC EARNINGS (LOSS) PER COMMON SHARE:
---------------------------------------
  As reported                                    $   (.18)  $    .69       -
    Extraordinary charges                            (.33)         -       -
                                                 --------   --------   -----
  Income before extraordinary charges                 .15        .69   (78.3)
                                                 --------   --------   -----
    Data initiatives                                 (.11)         -       -
    Special charges                                  (.50)         -       -
                                                 --------   --------   -----
 Core operations                                 $    .76   $    .69    10.1
                                                 ========   ========   =====

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
-----------------------------------------
  As reported                                    $   (.18)  $    .69       -
    Extraordinary charges                            (.33)         -       -
                                                 --------   --------   -----
  Income before extraordinary charges                 .15        .69   (78.3)
                                                 --------   --------   -----
    Data initiatives                                 (.11)         -       -
    Special charges                                  (.50)         -       -
                                                 --------   --------   -----
 Core operations                                 $    .76   $    .69    10.1
                                                 ========   ========   =====

                       GTE CORPORATION AND SUBSIDIARIES
                     SELECTED FINANCIAL AND OPERATING DATA
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)



                                                    First Quarter
                                                  -------------------    %
                                                    1998       1997    Change
                                                  --------   --------  ------
CONSOLIDATED
------------
 Operations:
  Operating income                               $    592   $  1,346   (56.0)
  Special charges                                     755          -       -
  Depreciation and amortization                       969        956     1.4
                                                 --------   --------   -----
    Operating cash flow                          $  2,316   $  2,302      .6
                                                 ========   ========   =====

  Operating cash flow margin (a)                     39.4%      43.6%      -

  Capital expenditures                           $  1,079   $    800    34.9
  Return on equity (b)                               25.7%      40.4%      -
  Debt ratio                                         65.7%      62.8%      -

 Per Share Data:
  Book value per share                           $   7.89   $   7.55     4.5
  Dividends per share                                 .47        .47       -
  Common shares outstanding at
   end of period (thousands)                      960,912    957,062      .4

 Network Statistics (c):
  Access lines (thousands):
    United States                                  21,949     20,309     8.1
    International                                   3,459      3,294     5.0
                                                 --------   --------   -----
     Consolidated access lines                     25,408     23,603     7.6
                                                 ========   ========   =====

  Wireless subscribers (thousands):
    United States                                   4,545      4,010    13.3
    International                                     540        405    33.3
                                                 --------   --------   -----
     Consolidated wireless subscribers              5,085      4,415    15.2
                                                 ========   ========   =====

  Adjusted POPs (millions):
    United States (c)                                62.0       61.2     1.3
    International                                     9.4        8.7     8.0
                                                 --------   --------   -----
     Consolidated adjusted POPs (d)                  71.4       69.9     2.1
                                                 ========   ========   =====

  International affiliates (e):
    Access lines (thousands) (c)                    2,751      2,537     8.4
    Wireless subscribers (thousands)                1,244        369   237.1
    Adjusted POPs (millions) (d)                     10.5        7.7    36.4

------------------------
See accompanying Notes to Selected Financial and Operating Data.

                       GTE CORPORATION AND SUBSIDIARIES
                     SELECTED FINANCIAL AND OPERATING DATA
                 (IN MILLIONS, EXCEPT REVENUES PER SUBSCRIBER)

                                                  First Quarter
                                            ------------------     %
                                              1998      1997    Change
                                            --------  --------  ------

DOMESTIC NETWORK REVENUES (c)
-----------------------------
 Revenues:
  Local network services                    $ 1,423   $ 1,348     5.6
  Network access services
   Interstate                                   842       720    16.9
   Intrastate                                   485       424    14.4
  Toll services                                 358       421   (15.0)
  Wireless services                             650       617     5.3
                                            -------   -------   -----
   Total network revenues                   $ 3,758   $ 3,530     6.5
                                            =======   =======   =====
Domestic Wireline (c)
 Revenues and sales                         $ 3,851   $ 3,521     9.4

 Operating income                           $   736   $ 1,074   (31.5)
 Special charges                                351         -       -
 Depreciation and amortization                  687       702    (2.1)
                                            -------   -------   -----
   Operating cash flow                      $ 1,774   $ 1,776     (.1)
                                            =======   =======   =====
 Operating cash flow margin (a)                46.1%     50.4%      -

 Capital expenditures                       $   820   $   572    43.4

 Access minutes of use (millions) (c):
  Interstate                                 12,868    12,046     6.8
  Intrastate                                  8,968     7,086    26.6
                                            -------   -------   -----
   Total access minutes of use               21,836    19,132    14.1
                                            =======   =======   =====
 Toll minutes - intralata (millions) (c)      1,712     2,429   (29.5)
                                            =======   =======   =====
 Access lines (thousands):
  Switched                                   18,578    17,613     5.5
  Special                                     3,371     2,696    25.0
                                            -------   -------   -----
   Total access lines                        21,949    20,309     8.1
                                            =======   =======   =====

Domestic Wireless
 Service revenues                           $   650   $   617     5.3

 Operating income                           $    79   $   120   (34.2)
 Special charges                                 91         -       -
 Depreciation and amortization                  105        98     7.1
                                            -------   -------   -----
   Operating cash flow                      $   275   $   218    26.1
                                            =======   =======   =====
 Operating cash flow margin (a),(f)            42.3%     35.3%      -
 Capital expenditures                       $    55   $    50    10.0
 Revenues per subscriber per month               48        53    (9.4)
 End of period penetration (g)                  9.2%      8.2%      -

------------------------
See accompanying Notes to Selected Financial and Operating Data.

                       GTE CORPORATION AND SUBSIDIARIES
                NOTES TO SELECTED FINANCIAL AND OPERATING DATA


(a)  Normalized to exclude special charges.

(b) Excluding the data initiatives, special charges and extraordinary charges, return on equity would have been 40.0%.

(c) Prior period amounts have been restated to conform to the 1998 presentation.

(d)  Represents population served times GTE's ownership interest.

(e) Represents network statistics of CANTV, CTI and Pacific Cellular Corporation, GTE's unconsolidated investments in Venezuela, Argentina and Taiwan, respectively.

(f)  Represents operating cash flow divided by wireless service revenues.

(g) Represents subscribers divided by total population available in markets operated by GTE's domestic cellular operations.